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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported) July 13, 2005 (July 11, 2005)

                        D & K HEALTHCARE RESOURCES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

            000-20348                                43-1465483
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    (Commission File Number)              (IRS Employer Identification No.)

    8235 Forsyth Blvd, St. Louis, MO                       63105
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    (Address of Principal Executive Offices)            (Zip Code)

                                 (314) 727-3485
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act

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                        D & K HEALTHCARE RESOURCES, INC.

                                    FORM 8-K

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 11, 2005, D&K Healthcare Resources, Inc. (the "Company") announced that it entered into a definitive agreement (the "Merger Agreement") to be acquired by McKesson Corporation ("McKesson"). Under the terms of the Merger Agreement, Spirit Acquisition Corporation ("Spirit"), a wholly-owned subsidiary of McKesson, will commence a tender offer for all outstanding shares of the Company's common stock for $14.50 in cash per share without interest. Pursuant to a Stockholder Support Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference, certain principal stockholders of the Company owning approximately 15 % of the Company's outstanding common stock have agreed to tender all of their shares in the tender offer and granted an irrevocable proxy to McKesson to vote their shares in the manner specified in the Stockholder Support Agreement. Following consummation of the tender offer, if consummated, Spirit will be merged with and into the Company, each share of Company common stock not purchased in the tender offer (other than shares held by stockholders who exercise their dissenters rights under Delaware law) will be converted into the right to receive $14.50 in cash per share, without interest, and the Company will become a wholly-owned subsidiary of McKesson.

The tender offer is subject to certain conditions, including the tender of a majority of the Company's outstanding common stock, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, verification of the useable and saleable inventories of the company and other customary conditions. The Merger Agreement contains certain termination rights for both McKesson and the Company, including a provision which would allow the Board of Directors of the Company to terminate the Merger Agreement in order to enter into a definitive agreement with respect to an unsolicited superior transaction proposed by another party, or if the merger has not been consummated by January 8, 2006. In the event the Board of Directors of the Company exercises its right to terminate the Merger Agreement in order to enter into an alternative transaction, and in certain other circumstances set out in the Merger Agreement, the Company would be required to pay a break up fee of $10.21 million to McKesson. No assurance can be given that the conditions to closing the transactions contemplated by the Merger Agreement will be satisfied, or that the transactions ultimately will be consummated.

The description of the Merger Agreement above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference. The press release issued by the Company on July 11, 2005 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Merger Agreement contains representations and warranties the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made

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solely for purposes of the contract between McKesson and the Company and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

The press release issued by the Company on July 11, 2005 is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

            (c) Exhibits

            2.1 Agreement and Plan of Merger among McKesson Corporation, Spirit Acquisition Corporation and D&K Healthcare Resources, Inc. dated as of July 8, 2005.

            10.1 Stockholder Support Agreement dated July 8, 2005 by and among McKesson Corporation, Spirit Acquisition Corporation and certain stockholders of D&K Healthcare Resources, Inc.

            99.1 Press Release of D&K Healthcare Resources, Inc. dated July 11, 2005.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2005

                                           D & K HEALTHCARE RESOURCES, INC.

                                           By: /s/ Thomas S. Hilton
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                                               Thomas S. Hilton
                                               Senior Vice-President and Chief
                                               Financial Officer

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